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                                                                   EXHIBIT 4.3


                            USL CAPITAL CORPORATION,

                            FORD MOTOR CREDIT COMPANY

                                       AND

                            THE CHASE MANHATTAN BANK

                                   as Trustee



                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of July 31, 1996

                                       TO

                                    INDENTURE

                          Dated as of January 15, 1986

                             as supplemented by the

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 27, 1986

                                     and the

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 1, 1988
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                  THIRD SUPPLEMENTAL INDENTURE, dated as of the 31st day of
July, 1996 (the "First Supplemental Indenture"), between USL CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Corporation"), FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as "Ford Credit"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of January 15, 1986 between the Corporation and the Trustee, as supplemented by the First Supplemental Indenture thereto dated as of October 27, 1986 and the Second Supplemental Indenture thereto dated as of December 1, 1988 (the Indenture, as so supplemented, is herein referred to as the "Indenture"). All terms used and not defined herein are used as defined in the Indenture.

                  WHEREAS, in accordance with Article Nine of the Indenture (a) the Trustee, the Corporation and the Holders of a majority in principal amount of each series of Securities Outstanding under the Indenture have agreed to amend Article Eight and Article Ten of the Indenture as provided herein and (b) the Trustee, the Corporation and Ford Credit have agreed to provide for the addition of Ford Credit as a co-obligor with the Corporation under the Indenture; and

                  WHEREAS, the Corporation desires and has requested the Trustee to join with it in the execution and delivery of this Third Supplemental Indenture, and all requirements necessary to make this Third Supplemental Indenture a valid instrument, in accordance with its terms, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

                  NOW THEREFORE, the Corporation and Ford Credit covenant and agree with the Trustee as follows:

                  SECTION 1. Addition of Ford Credit as a Co-Obligor. (a) Ford Credit hereby agrees that it shall be jointly and severally liable with the Corporation for (i) the due and punctual payment of the principal, premium (if any), interest and additional amounts (if any), with respect to all Securities issued under the Indenture, according to their tenor; and (ii) except as otherwise specifically provided in this Third Supplemental Indenture, the due and punctual performance of all of the covenants and obligations of the Corporation under the Securities and the Indenture.

                  (b) From and after the date hereof, Ford Credit shall be entitled to exercise every right and power of the Corporation under the Securities and the Indenture.

                  (c) From and after the date hereof, except as otherwise specifically provided in this Third Supplemental Indenture, all references in the Indenture and the Securities to "the Corporation" shall be deemed to refer to and include "Ford Credit" as well, with the same effect as if Ford Credit had been named together with the Corporation therein;
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provided, however, that, subject to Section 4 of this Third Supplemental
Indenture, all references to "the Corporation" in Section 501 of the Indenture shall be deemed to be references to "the Corporation or Ford Credit".

                  (d) From and after the date hereof, any certificate, notice or request (including any Corporation Request or Corporation Order) required to be furnished by the Corporation under the Indenture, may be furnished by the appropriate officers of the Corporation or Ford Credit; provided, however, that any Officers' Certificate or Board Resolution required to be furnished by the Corporation under the Indenture shall be provided by both the Corporation and Ford Credit, unless the Trustee shall agree that such Officers' Certificate or Board Resolution may be provided by either of the Corporation or Ford Credit.

                  SECTION 2. Amendments to Section 101. (a) Section 101 of the Indenture is hereby amended by adding thereto the following definitions in the appropriate alphabetical order:

                  "'Ford Credit' means Ford Motor Credit Company, a corporation duly organized and existing under the laws of the State of Delaware and an indirect wholly-owned subsidiary of Ford Motor Company."

                  "'Restricted Subsidiary' means a corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by Ford Credit or by any one or more subsidiaries of Ford Credit, or by Ford Credit and one or more subsidiaries of Ford Credit, organized and existing under the laws of the United States of America or the District of Columbia or conducting the major portion of its business in the United States of America, any of the activities of which includes insurance underwriting or which had, at the end of its last quarterly accounting period preceding the date of computation, assets with a value in excess of $1,000,000 (net of the amount of any related unearned income) representing accounts or notes receivable resulting from the financing of new cars, trucks, tractors and farm and industrial equipment manufactured or sold by Ford Motor Company or from the financing of used cars, trucks, tractors and farm and industrial equipment of the same types, whether manufactured by Ford Motor Company or by others.

                  As used in this definition of Restricted Subsidiary only, the term 'voting stock' means stock having ordinary voting power to elect a majority of the directors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.".

                  (b) The definition of "Subsidiary" in the Indenture is hereby replaced with the following definition:
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                                        3

                  "'Subsidiary' with respect to any Person means a corporation, partnership, trust or unincorporated organization

                           (i) organized under the laws of the United States,
                  Puerto Rico or Canada or a jurisdiction thereof;

                           (ii) which conducts substantially all of its business
                  and has substantially all of its Property within the United States, Puerto Rico and Canada; and

                           (iii) at least a majority (by number of votes) of the
                  Voting Stock and a majority of each other class of stock and equity securities of which are legally and beneficially owned by such Person and/or a corporation, partnership, trust or unincorporated organization meeting requirements (i) and (ii) above, all of the equity securities of which (except director's qualifying shares) such Person owns directly or through another similar wholly-owned Subsidiary.".

                  (c) All references to "the Corporation" in the definitions of "the Corporation", "Junior Subordinated Indebtedness", "Senior Subordinated Indebtedness" and "Superior Indebtedness" shall not be deemed to refer to or include Ford Credit.

                  (d) All references to "the Corporation" in the definitions of "Board of Directors", "Board Resolution" and "Officers' Certificate" shall be deemed to refer to "the Corporation or Ford Credit, as the case may be,".

                  (e) The reference to "the Corporation" in the definition of "Lien" shall be deemed to refer to "each of the Corporation and Ford Credit".

                  SECTION 3. Amendment to Section 105. Section 105 of the Indenture is hereby amended by replacing Clause 2 thereof with the following:

                  "(2) the Corporation or Ford Credit by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise expressly herein provided) if in writing and mailed, first-class postage prepaid, to the Corporation or Ford Credit, as the case may be, and addressed as follows: Ford Motor Credit Company, The American Road, Dearborn, Michigan 48121, Attention: Treasurer.".

                  SECTION 4. Application of the Cross-Acceleration Provision in Article Five of the Indenture. Section 501(5) of the Indenture shall not apply to Ford Credit.

                  SECTION 5. Amendment to Article Eight. Article Eight is hereby amended by adding the following new Section 803 thereto:
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         "SECTION 803. Application of Article Eight to the Corporation. If and
         so long as Ford Credit is a co-obligor with respect to Securities issued under this Indenture, the provisions of this Article Eight shall not apply to the Corporation, and the Corporation shall be relieved of all of its obligations under this Article Eight; provided, however, that such provisions shall apply to Ford Credit.".

                  SECTION 6. Amendments to Article Ten of the Indenture. (a)
Section 1005 shall not apply to Ford Credit.

                  (b) Article Ten of the Indenture is hereby amended by adding the following new Section 1009 thereto:

         "Section 1009.  Limitation on Liens -- Ford Credit.

                   Except as hereinbelow in this Section provided and for so long as Ford Credit is a co-obligor under this Indenture, Ford Credit will not at any time, and will not permit any Restricted Subsidiary at any time to, pledge or otherwise subject to any lien (any such pledge or lien being hereinafter in this Section called a "Mortgage") any of its property or assets without thereupon expressly securing the due and punctual payment of the principal of (and premium, if any, on) and the interest on the Securities equally and ratably with (or prior to) any and all other obligations and indebtedness secured by such Mortgage, so long as any such other obligations and indebtedness shall be so secured, and Ford Credit covenants that if and when any such Mortgage is created, the Securities will be so secured thereby; provided, however, that this limitation shall not apply to Mortgages securing indebtedness the aggregate amount of which at any one time outstanding shall not exceed $5,000,000; and, provided, further, that this limitation shall not apply to:

                  (1) Mortgages securing indebtedness incurred by Ford Credit or any Restricted Subsidiary in connection with the exporting of goods to or between, or the marketing thereof in, countries outside the United States, in connection with which Ford Credit or such Restricted Subsidiary shall have the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

                  (2) Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States;

                  (3) Mortgages in favor of Ford Credit or any Restricted Subsidiary;
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                  (4) Mortgages in favor of any governmental body to secure
         progress, advance or other payments pursuant to any contract or provision of any statute or deposits with any governmental body required by statute or regulation in connection with the conduct of the business of Ford Credit or any Restricted Subsidiary;

                  (5) deposits of assets of Ford Credit or any Restricted Subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ford Credit or any Restricted Subsidiary from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ford Credit or any Restricted Subsidiary;

                  (6) Mortgages on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

                  (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage or Mortgages referred to in the foregoing subsections (1) to
         (6) inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property that secured the Mortgage or Mortgages extended, renewed or replaced (plus improvements on such property).".

                  SECTION 7. Conditions of Effectiveness. This Third Supplemental Indenture shall become effective upon satisfaction of the following conditions:

                  (a) the Trustee shall have received the written consent of the Holders of a majority in principal amount of each series of Securities Outstanding under the Indenture; and

                  (b) duly executed counterparts hereof shall have been signed by the Trustee, the Corporation and Ford Credit.

                  SECTION 8. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of California.
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                  SECTION 9. Miscellaneous. (a) The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed by each of the Corporation, Ford Credit and the Trustee, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  (b) The recitals herein contained are made by the Corporation and Ford Credit and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Third Supplemental Indenture and perform its obligations hereunder.

                  (c) This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each of USL CAPITAL CORPORATION and FORD MOTOR CREDIT COMPANY has caused this Third Supplemental Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Assistant Treasurer or its Secretary or its Assistant Secretary thereunto duly authorized, its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and THE CHASE
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MANHATTAN BANK has caused this Third Supplemental Indenture to be duly signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Treasurers.

                                        USL CAPITAL CORPORATION

                                        By /s/ J.J. Mahoney
                                          ---------------------------
                                           Name: Joseph J. Mahoney
                                           Title: Senior Vice President -- Chief
                                                  Financial Officer

Attest:

/s/ Nancy E. Fraser
- ----------------------
Name: Nancy E. Fraser
Title: Assistant Secretary

                                        FORD MOTOR CREDIT COMPANY

                                        By /s/ Hurley D. Smith
                                          --------------------------
                                           Name: Hurley D. Smith
                                           Title: Secretary

Attest:

/s/ R.P. Conrad
- ---------------------
Name: R.P Conrad
Title: Assistant Secretary

                                        THE CHASE MANHATTAN BANK,
                                        as Trustee

                                        By /s/ Valerie Dunbar
                                          ------------------------
                                           Name: Valerie Dunbar
                                           Title: Vice President

Attest:

/s/ John T. Needham, Jr.
- ---------------------------
Name: John T. Needham, Jr.
Title: Assistant Treasurer

STATE OF CALIFORNIA    )
                       ) ss.:
COUNTY OF SAN FRANCISCO)                                           July 30, 1996

                  On the 30th day of July, in the year one thousand nine hundred ninety-six, before me personally came J.J. Mahoney to me known, who, being by me duly sworn, did depose and say that he resides at 733 Front Street, San Francisco, CA 94111; that he is CFO of USL CAPITAL CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        /s/ N. Kassiants
                                        -----------------------
                                        NOTARY PUBLIC

                                        My Commission Expires May 22, 1998
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STATE OF MICHIGAN)
                 ) ss.:
COUNTY OF WAYNE  )                                                 July 29, 1996

                  On the 29th day of July, in the year one thousand nine hundred ninety-six, before me personally came Hurley D. Smith to me known, who, being by me duly sworn, did depose and say that he resides at 8205 Valleyview, Clarkston, MI 48348; that he is the Secretary of FORD MOTOR CREDIT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        /s/ Gwendolyn A. McGowan
                                        --------------------------
                                        NOTARY PUBLIC

                                        My Commission Expires July 6, 2000
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STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)                                                July 30, 1996

                  On the 30th day of July, in the year one thousand nine hundred ninety-six, before me personally came Valerie Dunbar to me known, who, being by me duly sworn, did depose and say that he resides at 132 15th Street, Brooklyn, NY 11215, that he is a Vice President of THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.

                                        /s/ Della K. Benjamin
                                        -----------------------
                                        NOTARY PUBLIC

                                        My Commission Expires April 30, 1997